UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2008

eLOYALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27975	36-4304577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Field Drive, Suite 250, Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 582-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 19, 2008, eLoyalty Corporation (the “Company”) entered into the Third Amendment to the Rights Agreement (the “Amendment”) with Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), a New Jersey limited liability company (the “Rights Agent”). The Amendment amends the definition of “Acquiring Person” under the Rights Agreement, dated as of March 17, 2000 (as amended by the Amendment to the Rights Agreement, dated as of September 24, 2001, and the Second Amendment to the Rights Agreement dated as of December 26, 2007, the “Rights Agreement”), between the Company and the Rights Agent to provide that Tench Coxe and various entities affiliated with Sutter Hill Ventures, a California limited partnership (the “Sutter Hill Group”), shall not become an “Acquiring Person” for purposes of the Rights Agreement so long as the Sutter Hill Group does not own more than 30% of the Company’s outstanding common stock, including shares of the Company’s Series B Preferred Stock, which is convertible into common stock. This approval was made in connection with the Sutter Hill Group’s possible acquisition in the open market of additional shares of the Company’s common stock. The Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

4.1	Third Amendment to Rights Agreement, dated as of September 19, 2008, by and between eLoyalty Corporation and Mellon Investor Services LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION

Date: September 22, 2008	By:	/s/ CHRIS MIN
Chris Min
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Third Amendment to Rights Agreement, dated as of September 19, 2008, by and between eLoyalty Corporation and Mellon Investor Services LLC.